                                                                      Exhibit 12

                              HUBBELL INCORPORATED

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                          (DOLLAR AMOUNTS IN MILLIONS)


                                          THREE MONTHS ENDED
                                               MARCH 31,                              YEAR ENDED DECEMBER 31,
                                         ---------------------     ------------------------------------------------------------
                                           2002         2001         2001         2000         1999         1998         1997
                                         --------     --------     --------     --------     --------     --------     --------
Income from continuing operations
  before provision for income taxes
  per statement of income                $   25.3     $   28.2     $   55.8     $  184.3     $  197.0     $  230.5     $  180.1

Add:
  Interest on indebtedness                    2.2          5.3         15.5         19.7         15.9          9.9          7.3
  Portion of rents representative of
    the interest factor                       0.9          1.0          3.6          3.1          3.0          2.6          2.4
                                         --------     --------     --------     --------     --------     --------     --------
Earnings as adjusted                         28.4         34.5         74.9        207.1        215.9        243.0        189.8
                                         --------     --------     --------     --------     --------     --------     --------

  Interest on indebtedness                    2.2          5.3         15.5         19.7         15.9          9.9          7.3
  Portion of rents representative of
    the interest factor                       0.9          1.0          3.6          3.1          3.0          2.6          2.4
                                         --------     --------     --------     --------     --------     --------     --------
Fixed charges                                 3.1          6.3         19.1         22.8         18.9         12.5          9.7
                                         --------     --------     --------     --------     --------     --------     --------
Ratio of earnings as adjusted to
  fixed charges                               9.2          5.5          3.9          9.1         11.4         19.4         19.6
                                         ========     ========     ========     ========     ========     ========     ========